JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call THOMSON REUTERS FINAL TRANSCRIPT Q2 2018 Patrick Industries Inc Earnings Call EVENT DATE/TIME: JULY 26, 2018 / 2:00PM GMT THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 1

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call CORPORATE PARTICIPANTS Andy L. Nemeth Patrick Industries, Inc. - President Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO CONFERENCE CALL PARTICIPANTS Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Daniel Joseph Moore CJS Securities, Inc. - Director of Research Rafe Jason Jadrosich BofA Merrill Lynch, Research Division - Associate Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst PRESENTATION Operator Good morning, ladies and gentlemen, and welcome to the Patrick Industries, Inc. Second Quarter 2018 Earnings Conference Call. My name is Brandon, and I'll be your operator for today. (Operator Instructions) Please note that this conference call is being recorded. And I will now turn it over to Julie Ann Kotowski from Investor Relations. Ms. Kotowski, you may begin. ───────────────────────────────────────────────────────────────────────────────────── Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Good morning, everyone, and welcome to Patrick Industries' Second Quarter 2018 Conference Call. I am joined on the call today by Todd Cleveland, Chairman and CEO; Andy Nemeth, President; and Josh Boone, CFO. Certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2017 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. I would now like to turn the call over to Todd Cleveland. ───────────────────────────────────────────────────────────────────────────────────── Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Thank you, Julie Ann, and thank you all for joining us on the call today. This morning, we'd like to discuss THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 2

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call the company's second quarter 2018 results and provide an update on the major markets we serve. We'll then conclude by providing an update on our overall business outlook. The combination of continued strong demand patterns in our markets, coupled with the execution of our strategic and operational initiatives, led to strong growth on both the top and bottom line in the second quarter, and our revenues and operating performance were right in line with expectations. Our second quarter 2018 revenues and net income per diluted share increased 49% and 67%, respectively, from the second quarter of 2017 to $605 million and $1.42 per share. Our year-to-date revenues and net income per diluted share increased 54% and 64%, respectively, to approximately $1.2 billion and $2.62 a share. On a trailing 12-month basis, our revenues exceeded $2 billion and our diluted earnings per share were $4.50. Our results are a reflection of the continued drive and execution of our strategic and operational growth initiatives and plans, which include the successful execution and integration of key acquisitions and expansion initiatives, a focus on capacity planning, talent engagement, leadership and a targeted capital deployment in line with our disciplined capital allocation strategy. Our acquisition pipeline remains full of potential candidates in all our primary markets we serve, and our industries are doing a fantastic job of managing demand levels as the retail environment continues to be strong. Now I'll turn the call over to Andy, who will further review our primary markets and performance. ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Thank you, Todd. After a strong first half of the year in all of our core markets, supported by solid retail demand patterns and continued positive demographics, we remain energized and optimistic about ongoing fundamental momentum and our ability to drive results. Equity market strength, consumer confidence, improving consumer credit and a strong jobs environment all point toward continued demand in both our leisure lifestyle and housing and industrial markets. We continued to put capital to work, having strategically invested more than $330 million through the first half of the year, as Josh will further describe. And we increased the size of our credit facility, providing additional flexibility and dry powder. Our second quarter and first half operating results reflect organic and strategic revenue growth and penetration, synergy realization, incremental gross margin and operating margin improvement, driven and supported by leveraging our fixed costs and the margin profiles of our acquisitions in addition to earnings per share accretion and performance. Additionally, our revenue mix, which is now 65% and 35% RV and non-RV, respectively, is well balanced and helping drive performance. Our leisure lifestyle markets, which are comprised of RV and Marine, collectively represent approximately 76% of our second quarter revenues and were up 49% for the quarter. And our housing THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 3

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call and industrial market sales represent the other 24% of our consolidated revenue base and were up 46% in the same period. In alignment with our strategic growth plan, we completed 3 acquisitions in the second quarter and 7 overall in the first half of the year, many with accretive gross and operating margin profiles as noted, and further reinvested in the business through significant stock buybacks by taking advantage of volatility in the equity markets. Additionally, we continue to invest in directed capital expenditures to support our strategic growth and expansion plans for certain brands. Now we'd like to turn to some specific statistics on each of the markets we serve. Our RV revenues, which accounted for 65% of our second quarter 2018 sales, were up 41% over the second quarter of 2017. Wholesale unit shipments in the second quarter of 2018 were down approximately 1% compared to the second quarter of 2017, which the second quarter of 2017 was the highest second quarter wholesale unit shipment level in history. Towable units shipped, which accounted for 88% of second quarter wholesale units, were virtually flat with prior year, and motorized units were down approximately 5% in the quarter. On a year-to-date basis, total RV wholesale unit shipments are up 6%. On the retail side, domestic and Canadian retail shipments through May are also up 6% and are expected to be further revised upwards as states complete reporting, consistent with past practice. Based on extrapolating prior year revisions to the current year, we estimate adjusted retail to be up 9% to 11% year-to-date through May, outpacing wholesale shipment growth, as expected, and driving strong inventory pull-through. The strength in retail continues to be supported by favorable demographic trends, with new younger buyers continuing to enter the channel, providing momentum for continued demand in the industry both in new entrants and for the future as families grow and upgrade to larger units with more amenities. Over the last several years, RV manufacturers have been bringing on plant capacity to support and balance production levels to match with continued expected strong demand and optimize their workflow on the heels of industry growth of 15% and 17%, respectively, for calendar years 2016 and 2017. The RV OEMs have done a fantastic job of positioning themselves to flex their models to support continued strong retail expectations and balance their workforce hours, creating a healthier overall labor environment for OEMs and suppliers alike. Dealer inventory levels have been generally appropriate for seasonal consumer demand in 2018 and are well positioned to support the retail selling season. With retail shipment growth likely starting to THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 4

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call outpace wholesale shipment growth, dealers should be depleting inventory levels in the field in anticipation of the upcoming RV dealer open houses and the new 2019 model year, which is also expected to be strong. Our OEM, dealer and industry touch points continue to reflect confidence about the overall market and fundamental trends, expectations and retail traffic patterns, and we, as well, are optimistic about the second half of 2018 and full year 2019 for the RV industry and our ability to strategically and organically drive the business model. The Marine side of our business and component product lines continued to expand, supported by both organic and strategic growth. An ideal complement in the leisure family lifestyle model, our Marine business has helped drive incremental gross and operating margins and represents an opportunity to further increase our presence, content and overall business value proposition. Our second quarter 2018 revenues in this market, representing 11% of our Q2 consolidated sales, were up approximately 137% over Q2 2017. And on a full year basis, our revenues were up 167%. We completed 4 acquisitions in the first half of the year in the Marine space and continue to realize both organic and strategic market penetration, built on the foundation of our brand-based model, which is focused on the goal of providing a full-service suite of options and solution-based products to the marine OEMs, with the capacity and resources to support their growth needs and expectations. Year-to-date through June, overall retail sales are up approximately 1%, with aluminum and pontoon combined sales up 2% and ski and wake sales up 6% after coming off of an extended winter, which carried through April, particularly in the Midwest and Northeast regions of the country. This market continues to make a steady recovery, averaging single-digit annual growth rates since 2010 and currently operating off of an aging inventory of used boats in the marketplace. Marine OEMs have continued to strive for more value-added content on boats, bringing increasing comfort and convenience to allow for the ideal leisure experience. All indicators point toward another solid year in the marine industry, based on low channel inventories, high turn levels and continued positive demographics. On the housing and industrial side of our business, similar sentiment and industry optimism exists in the MH industry based on jobs growth, low interest rates, strong consumer confidence, low housing inventories and improving consumer credit. Our manufactured housing sales represented 12% of our total revenues and were up 36% over the second quarter of 2017, outperforming industry growth for the same period, currently estimated at between 10% and 12%. Shipments in the Southeast and Southwest regions of the country, which represent approximately 74% of the market year-to-date, continue to drive better-than-average improvement, with shipments in Texas, in particular, up more than 31% through May. Our content per unit is up 20% and the demographic trends consistent with our leisure lifestyle markets indicate strong expected demand patterns related to first-time homebuyers and those looking to THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 5

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call downsize. Residential housing starts were up 8% in both the second quarter and on a year-to-date basis. Our industrial revenues, which represent 12% of our consolidated revenue base in the second quarter and are focused on the residential housing, hospitality, high-rise and commercial markets, increased 58% from the second quarter of 2017 as a result of both strategic and organic growth. Single and multifamily residential housing starts in total were up 8% and 7%, respectively, in the first 6 months of the year. And in the West region, where we have tremendous opportunity, single and multifamily residential housing starts were up a strong 17% and 19%, respectively, as well. We continue to have significant runway in these markets for continued organic and strategic growth and the ability to leverage our full suite of complementary kitchen, bath and shower product offerings. As we head into the third and fourth quarters, we continue to be optimistic about our end markets and prospects, as the four primary markets we serve are supported by strong industry fundamentals, including favorable demographics, lifestyle and employment growth trends, high consumer confidence rates, credit availability, and a healthy housing market, which supports our leverageable model based off of slow and steady growth. Momentum in our leisure family lifestyle market sector continues to be fueled by the influx of younger and more diverse buyers into the market, who are attracted by the allure of the active and healthier outdoor lifestyle and the wide variety of RV and boat functionality for recreational sports, rest and relaxation and quick getaways with family and friends. On the RV and Marine side, retail sales and inventory turns and sell-through remain strong, positioning 2018 full year wholesale shipments to be up low to mid-single digits. In September, the RV OEMs will hold their annual open houses for dealers, which have been a norm of the business for almost a decade. Coming off of a successful 2018 model year season, the model year changes for the upcoming 2019 selling season will be wrapping up in anticipation of these shows, and we are optimistic about the innovation and creativity that continues to enter the market. The housing and industrial markets, as well, are poised for continued resurgence, leveraging off of the same demographic trends and macroeconomic drivers that also support the leisure lifestyle markets. We are currently anticipating low double-digit growth rates in MH wholesale units for fiscal 2018 and mid- single-digit growth rates in the residential housing market, with double-digit growth rates in particular in the Western region housing, hospitality and commercial markets. As Todd noted earlier, we continue to have an extremely strong pipeline of acquisition candidates representing all of our primary markets. Through the first 6 months of 2018, we completed 7 THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 6

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call acquisitions, accounting for approximately $322 million of annualized revenues. On the Marine side of the business, we acquired Metal Moulding and Indiana Marine Products in the first quarter and Dowco and Marine Accessories Corporation in the second quarter. And on the RV, MH and industrial market side of our business, we acquired Aluminum Metals, Collins & Company and Dehco. I'll now turn the call over to Josh, who will provide additional comments on our financial performance. ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Thanks, Andy. Our consolidated net sales for the second quarter increased 49% to $605 million from $407 million in the same quarter of 2017, reflecting both strategic and organic growth in addition to market share gains, geographic and product expansion efforts and the impact of acquisitions. The 7 acquisitions we completed thus far in 2018 contributed approximately $65 million of revenues in the second quarter and $78 million for the first 6 months. As Andy noted, revenue from our leisure lifestyle markets, which is comprised of the RV and Marine markets, increased 49%, with RV revenues up 41% and Marine revenues up 137% over Q2 2017. RV content per unit increased 26% from $2,101 to $2,639 per unit. Revenues from our housing and industrial markets increased 46%, with MH revenues up 36% and industrial revenues up 58%. Our estimated MH content per unit increased 20% from $2,084 to $2,503 per unit. Our gross margin in the second quarter increased 140 basis points from 2017 to 19%. The increase in gross margin was driven by leveraging of our fixed costs on increased revenues, improved labor and operating efficiencies, synergy realizations from acquisitions and accretive incremental gross margins from our 2017 and 2018 acquisitions. Operating expenses were 10.2% of sales in the second quarter. Warehouse and delivery expenses and SG&A increased 60 basis points, primarily due to certain acquisitions completed in 2017 and 2018 having a higher operating expense profile relative to Patrick's overall operating expense profile. Intangible asset amortization increased 30 basis points as a result of the continued acquisition activity over the prior 12 months. Operating income increased 57% to $53 million in the second quarter. For the 6 months, operating income increased 65% to $95 million. Operating margins in the second quarter were 8.8% compared to 8.3% in 2017, an increase of 50 basis points from the prior year, primarily due to the factors previously described. THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 7

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call Our net income per diluted share in the second quarter of 2018 was up 67% to $1.42 compared to $0.85 in the prior year. Our effective tax rate for the second quarter of 2018 was approximately 25.5%. For full year 2018, we are estimating our effective tax rate to be between 25% and 26%, excluding the impact of stock compensation and other discrete items. Now, turning to the balance sheet. Our total assets increased approximately $324 million from December 31, 2017, primarily reflecting the growth in our business, the addition of acquisitions and seasonal working capital ramp-up. In the first 6 months, we've generated approximately $90 million of operating cash flows compared to $20 million in the second quarter of 2017. Our current business model and recent acquisitions provide tremendous flexibility and position us with the ability to generate strong operating cash flows to support our strategic growth plans. For 2018, we are estimating operating cash flows in excess of $175 million. Our leverage position relative to EBITDA was approximately 2.2x at the end of the second quarter. In June 2018, our revolving credit facility was expanded to $900 million. Our credit availability at the end of the second quarter was approximately $450 million, which when combined with ongoing operating cash flows, provides us with the flexibility and dry powder to continue to execute on our disciplined capital allocation strategy, which includes maintaining a disciplined leverage position. Consistent with our capital allocation strategy, we look to strategically return capital to shareholders by being opportunistic on share buybacks and have capitalized on the recent volatility in the equity markets. As previously announced in May 2018, the company's Board of Directors approved an increase in the amount of our common stock that may be acquired over the next 24 months under the current stock repurchase program to $50 million, including the amount remaining under the previous authorized announcement in January of 2018. Year-to-date, through July 24, 2018, we repurchased approximately 941,000 shares at an average price of $57.80 per share for a total cost of $54 million. In the future, we may continue to repurchase shares from time to time in the open market based on volatility in our share price, market conditions and on preestablished guidelines as determined by management and our Board of Directors. Finally, our capital spending in the first 6 months of 2018 of approximately $14 million focused on strategic investments in capacity and geographic expansion, increased efficiencies as well as new process and product development. For full year 2018, we currently estimate our total capital spending to be in the range of $25 million to $30 million. We will, however, continue to assess our needs throughout the remainder of the year, given THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 8

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call market demand, and make adjustments where necessary. That completes my remarks. Todd. ───────────────────────────────────────────────────────────────────────────────────── Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Thanks, Josh. For the remainder of 2018 and into 2019, in anticipation of continued strong demand at all of our end markets, we are focused on driving organic growth and operating improvements in our current operations, making strategic acquisitions in our core markets and reinvesting in our business through capital expenditures, expansions and stock repurchases. The actions we've taken over the last 18 to 24 months to increase our capacity to support the strong demand expectations, implement process improvements and realign our existing facilities has contributed to, and are expected to continue to contribute to, our top and bottom line growth. In addition, the capital capacity and flexibility provided by our recent credit facility expansion provides us with an extremely strong financial foundation and positions us to focus on the execution of our strategic plan. Also, the strategic acquisitions we made in 2017 and 2018 to date have both increased our content in existing markets and driven expected returns as well as generated synergy opportunities and additional avenues for continued organic growth. The ongoing support we receive from our valued customers, 7,000-plus team members, suppliers, Board of Directors, banking partners and our shareholders have afforded us the opportunity to reach the goals of providing the highest level of service, delivering superior products and driving shareholder value. This is the end of our prepared remarks. We're now ready to take questions. ───────────────────────────────────────────────────────────────────────────────────── QUESTIONS AND ANSWERS Operator (Operator Instructions) And from Baird, we have Craig Kennison. ───────────────────────────────────────────────────────────────────────────────────── Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst A lot of concern on the RV business among investors, mostly regarding shipments and the outlook there. I wonder if you could address what you think could be the cadence of shipments throughout the rest of the summer and maybe the balance of the year. I mean, we know shipments will be down because they've been up in the first half, and they will likely be down in the second half. Yesterday, or earlier this week, we got a June number that was off 11%. I guess I'm asking, based on what you know about production schedules and the cadence of production, do you have a feel for how the rest of the year might unfold for the industry? ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 9

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call Craig, this is Andy. As it relates to the RV industry and wholesale, as well, compared to retail, I would tell you that our perspective is that retail continues to be very strong, and we continue to hear confidence and resilience out of the -- our touch points related to retail demand. So our expectations are that we're going to continue to see strong retail through the rest of the year and certainly through the selling season. As it relates to wholesale, as we noted on our prepared remarks, we think the OEs have done a fantastic job of adding capacity to be able to flex their models, keep their workforce in balance. And so as it relates to kind of our shipment expectations, while June was down, there was also one less calendar day in June. And that, coupled with even 2, call it maybe 2 to 3 less days due to this year's shutdown period, which gave everybody's teams some rest, this would put Q2 really in the positive, from our perspective. So as we look at it, we think things are very well calibrated. So we look at Q3, I think there's -- our view would be is that we would expect to see flat to mid-single digits down in Q3 on wholesale. And as we look at kind of Q4, we're thinking flat type numbers. Even if it's down a little bit, with the retail demand expectations, I think the balancing and the inventory concerns that have been out in the marketplace are quickly being alleviated. And so, again, with retail being strong, we think that the rest of the year and 2019 is positioning itself very well right now, especially with the way that the models are flexing. So from an industry perspective, again, we don't view this as disruptive at all. We think this is great work by the OEMs to manage the business model. We're going to flex with that. And we've got, as well, on our side, we've got some diversification now to help offset any, call it minor softness in the wholesale side of the RV business. But overall, again, we do not view this in any way as an issue. ───────────────────────────────────────────────────────────────────────────────────── Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO And Craig, I'd just add -- this is Todd, that there's been a lot of talk about the OEs potentially going down to 4 days in the third quarter. And again, I can't stress enough, like Andy said, the opportunities that the OEs have taken to add capacity and, from a daily capacity standpoint, still produce similar numbers of units in a shorter timeframe. So that's giving everybody the opportunity to kind of reenergize their workforces and align their costs more readily compared to where we were at before. ───────────────────────────────────────────────────────────────────────────────────── Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst That's helpful. And then just 2 quick questions. One, could you give us the organic growth rate for the quarter? And two, given changes in the production levels, do you still feel like you can expand margin 30 to 50 basis points on an annualized basis? ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, Craig. This is Josh. Our organic growth in the quarter was 20%. Of that, 2% was industry growth. So that puts it at 18%, net of industry growth. And our expectations are, for the back half of the year, to be able to expand operating margins. That will still put us in a place to achieve a 30 to 50 basis points increase on a year-over-year basis on operating margin. ───────────────────────────────────────────────────────────────────────────────────── Operator From CJS Securities, we have Daniel Moore. ───────────────────────────────────────────────────────────────────────────────────── THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 10

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call Daniel Joseph Moore CJS Securities, Inc. - Director of Research I wanted to, I guess, follow-up first on the operating margin question. Operating margins increased 50 bps year-over-year despite rising raw material costs, pretty remarkable. What impact, if any, did increased input costs have in the quarter? And what is your sort of outlook for the remainder of the year? And a quick follow-up. ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Dan, this is Andy. We saw commodity costs rise through most of the first half of the year. They have stabilized as we look at the back half of the year currently. And we continue to flex our material costs and our pricing and work with our customers, both on the plus and on the minus side. When prices go up and when prices go down, we pass both those on, and that's kind of how we work, and that's our expectation. And so, again, we -- as it relates to margins, we expect to maintain margin. ───────────────────────────────────────────────────────────────────────────────────── Daniel Joseph Moore CJS Securities, Inc. - Director of Research Got it. Very helpful. After a nice series of acquisitions, RVs are now ticking lower to about 75% -- excuse me, 65% of total revenue. Is there a target in mind that you would have over the next, call it, 3 to 5 years? Is there a balance you'd like to see? Or is the M&A strategy continues to just be opportunistic and looking for creative opportunities regardless of where they come up? ───────────────────────────────────────────────────────────────────────────────────── Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Dan, this is Todd. I would say that we really don't have any targeted amount. Obviously, we were very aggressive in the Marine space in the first half of the year, and we're seeing the dividends of that along with their growth. I don't think there's really anything that -- a mandate internally to get to a certain place on the RV side. We're going to let the markets play themselves out and, obviously, take advantage of -- continue to take advantage of opportunistic opportunities on the acquisitions side. I think that's going to be probably -- the main driver will be the overall markets and how they move and then opportunities that we feel like we can take advantage of, as we've done in our past, from an integration synergy and a synergizing value standpoint for our overall performance. ───────────────────────────────────────────────────────────────────────────────────── Daniel Joseph Moore CJS Securities, Inc. - Director of Research Very helpful. Lastly, you gave a lot of color on this already, so I apologize if it's beating a dead horse. But a lot of talk about tariffs and trade. A lot of -- in the press. Just describe from your perspective -- mindset, state of -- in general, of dealers. And if we do see continued inventory destocking, maybe a range, or quantify what that might look like as we kind of look forward to the September RV shows and the 2019 sales cycle. Thank you again for the color and congrats on obviously impressive numbers in the quarter. ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Dan, this is Josh again. Regarding the tariffs, obviously, the aluminum and steel was the one that was implemented in late Q1 and early Q2. That's worked its way through from our side here in the quarter. Regarding the other tariffs that have been announced but not yet put into place, we don't expect it to have a significant impact to us if they were to come into place in the back half of the year. Our imports THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 11

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call from China are less than 10% of our total COGS. We would not expect it to have a material impact in that perspective. ───────────────────────────────────────────────────────────────────────────────────── Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO And I'll just add, Dan, this is Todd, that from an overall dealer standpoint, I think everybody's working together to try and mitigate the costs across the board. And I think, as we look to the dealer shows and things, the OEs have continued to innovate, look at different ways to offer the retail customers the amenities they need and working together to kind of deal with the tariff situations. That being said, I do believe that there is an impact, and it's going to move through the system over the next 6 months to a year. And that being said, I think, as we've pointed out, the leisure family lifestyle is something that we believe that people want to do. They're going to reach out. They want to be with their families. They want to spend time together. And so from a cost standpoint, whatever that additional cost may be, we believe that when compared to other opportunities people have, at least at this point in people's lives, they're gravitating to the leisure lifestyle, which benefits all of us in the RV and Marine space. ───────────────────────────────────────────────────────────────────────────────────── Daniel Joseph Moore CJS Securities, Inc. - Director of Research Great color Todd and Josh. Appreciate it. Look forward to seeing you out in Elkhart at the September RV show. ───────────────────────────────────────────────────────────────────────────────────── Operator From KeyBanc Capital Markets, we have Brett Andress. ───────────────────────────────────────────────────────────────────────────────────── Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP If I could follow up on one of your answers to Craig's initial question about the RV industry dynamics, I think in your latest presentation, you estimated May retail tracking something like 13% growth on a post-revision basis. So -- and I know you have several different touch points across the channel. I'm just curious on what level of retail sales in June and here through July that you're seeing? And whether that plus 13% is sustaining itself here over the last few months? ───────────────────────────────────────────────────────────────────────────────────── Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Yes, this is Todd. I would say that, based on the information that we're getting from our touch points, I would say high single, mid-double-digit numbers are kind of where we are anticipating things to come in from a year-over-year basis. It's going to be and has been a little choppy throughout the months here. But overall, I would say we're still very confident in where retail is at moving through June and July as these are peak selling months for our dealers. ───────────────────────────────────────────────────────────────────────────────────── Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Got it. Understood. And then the last one. Can you elaborate a little bit more on the organic growth, 20% versus the industry growth delta, that spread, which, presumably, as market share, remains very similar to last quarter? So how should we think about the sustainability of that outperformance into the balance of the year? ───────────────────────────────────────────────────────────────────────────────────── THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 12

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, Brett. This is Josh. We had, obviously, 2 great quarters here for the first half of the year, with strong organic growth net of industry growth. And I would say those are tough comps to continue to -- as we progress throughout the back half of the year, we would expect the momentum to continue. The organic growth is a number that includes market share gains, geographic expansions, new products and also pricing. And so with all that factored in, we would expect the momentum to continue in the back half of the year, but maybe not at quite the pace we're seeing here in the first half of the year. ───────────────────────────────────────────────────────────────────────────────────── Operator From Wells Fargo Securities, we have Tim Conder. ───────────────────────────────────────────────────────────────────────────────────── Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Just -- I guess everybody's sort of touched on this a little bit, but just to drill into it a little bit more here. Andy, you'd alluded that -- you talked about how, obviously, the industry is making an adjustment here from the pace we've seen in '16 and '17 to what's pacing along here. Probably going to come up to mid- to high single digit sustainable and how -- it sounds like this year, it could be at the high end of that range. But as it relates to your expectations on the RV side from the beginning of the year, it sounds like you're maybe dialing that in a little bit because of these adjustments. But the flip side of that is you're -- you say you're still going to keep your 30 to 50 basis points margin improvement. What types of efficiencies or things are you getting? Is it less overtime? Just more efficient operations and able to take your -- catch your breath? Just maybe go through a little bit of -- walk us through that a little bit, if you would. ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Sure. Tim, this is Andy. As it relates to volume levels, certainly, again, we've been able to add both strategic and organic content to our revenues. And even with some of the fluctuations in RV wholesale, like I mentioned, we've got a nice diversification right now. All 3 of our other end markets are performing very well and continue to be -- we look at slow and steady growth is kind of how we build our model. And we are able to realize efficiencies on the acquisitions through synergies that we realize, from an input cost perspective, from a labor perspective, as we've talked about over the last several quarters. We've gotten our arms around labor and feel very good about that and expect with some of the fluctuations here going on, as Todd alluded to, in the RV space, that we're going to be able to continue to optimize and really balance out our labor force and provide an optimal work environment, which will lead to more productivity. We're leveraging our fixed costs, continuing to do that. And so, as we look at our overall model, we're very confident in our ability to continue to drive results, and so we feel good about those numbers. But again, like I said, even with the little fluctuations that we're seeing in RVs, as you pointed to, mid- to high single-digit growth is, from our perspective, is perfect. And we'll continue to execute on our strategic initiatives and grow the business and drive, again, incremental margins. ───────────────────────────────────────────────────────────────────────────────────── Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO And I'd just add, Tim, that we're -- we have what I believe to be some of the most dynamic industry leaders running our business units that are out there. And while we don't have any formal continuous THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 13

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call improvement programs, over the course as the industry is kind of taking a pause to allow the inventories to build up, our leaders within the organization have done an outstanding job of taking the initiatives to take that time to look at opportunities that weren't there and they weren't able to evaluate as closely and implement as quickly as we were trying to keep pace with double-digit growth on the RV side. So internally, we're doing probably -- from a continuous improvement standpoint, probably more things than we've done in the last 2 or 3 as we've been able to kind of recalibrate our organizations and get production levels in line with where they need to be to keep pace and to grow with the industries we serve. ───────────────────────────────────────────────────────────────────────────────────── Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Okay. That's helpful, gentleman. And then from a cost inflation standpoint, whether we look at it on the model year '19 or calendar '19 basis, to the -- somewhat on the end units, is somewhere in the 3% to 5% reasonable that what you -- you all are able to pass through net of flexing up and down and what the OEMs do and what consumers will see, is that a fair assessment for the industry looking to the new models coming out here? ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Tim, this is Andy. We really can't comment or speculate on what the OEs are going to do related to end pricing. What we can say is -- what we can tell you from our perspective on the input side, again, we're going to continue to work with the OEs. And with our buying power, there's a lot that we can do to help manage and mitigate the cost fluctuations. We've seen that pricing, as we mentioned, go up in the first half, but it has stabilized in the back half, at least from our perspective. But we really can't -- I can't comment, or we can't comment on where the end user market's going to go. ───────────────────────────────────────────────────────────────────────────────────── Operator From Bank of America Merrill Lynch, we have Rafe Jadrosich. ───────────────────────────────────────────────────────────────────────────────────── Rafe Jason Jadrosich BofA Merrill Lynch, Research Division - Associate I was wondering if it's possible for you to quantify the opportunity you have on labor costs and lower overtime as production normalizes here and your efficiency improves? ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Rafe, this is Josh. Yes, we're not in a position to quantify the exact costs and savings associated with a more effective, efficient operating model with the less unit production. We will say that helping offset kind of less units running through the pipeline here in Q3, the back half of Q2 and Q3, is the improvement in the overtime and the improvement of the operating efficiencies as we kind of recalibrated our operating platform with our workforce in order to mitigate any costs associated with the less unit production. ───────────────────────────────────────────────────────────────────────────────────── Rafe Jason Jadrosich BofA Merrill Lynch, Research Division - Associate If you look at the first half of 2018, were you operating labor as efficiently as you can? Or will that improve in the back half of this year and into next year? THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 14

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer I would say we have gotten to a good spot in the first half of the year, particularly into the second quarter. And the -- kind of that run rate momentum will carry itself into the back half of the year. We expect incremental improvements as we continue to progress throughout the year. But I would say the significant improvements that we've realized over the last 12 to 18 months were in effect for the first half of the year. ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Rafe, this is Andy. I'll add just a little bit of color as well. So in the RV side of the business, yes, we'll be able to realize less over time, more productivity. Our other 3 markets, as we've noted, are performing extremely well. And so we're also starting to see a little bit of labor inflation there, which again, I think overall, we're going to tell you that we think labor is stabilized. And we've got our arms around it. I don't expect a lot of efficiency improvements overall or a lot of -- and we don't expect efficiency degradation overall as well. So I think we're going to pick up a little bit as volumes continue to flow through strategically, and we're going to leverage our fixed costs as we continue to do. On the variable labor side, again, I think it's stabilized. We may get a little bit of efficiency, but again, our expectation is we want to continue to really support our workforce in a balanced work environment, a healthy work environment so that we maximize that productivity. So I think there -- yes, I think there's some upside, but our view is going to be we believe it's stabilized, and we've got our arms around it. ───────────────────────────────────────────────────────────────────────────────────── Rafe Jason Jadrosich BofA Merrill Lynch, Research Division - Associate Okay. And then my last question is just have you -- has there been any changes to your priorities for capital allocation between M&A, CapEx and buybacks? And then within that, as you think about investing in additional capacity, given that the RV space is -- has decelerated, would you -- do you think there is more opportunity to possibly accelerate share gains in some of your other non-RV categories? ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Sure. This is Andy. As it relates to capital allocation, nothing's changed with regards to our strategy and deployment of capital. We're going to continue to be what I would call opportunistic and look at all of our initiatives equally and continue to pursue each of those initiatives. As it relates to where we're going to invest and the RV business, we're excited about all of our markets today and going to continue to be disciplined, again, in deploying that capital across markets that we view to be, again, opportunistic. And so from a capacity perspective, we've done -- we as well have added capacity over the course of the last 3 to 4 -- or 4 to 6 quarters. And so we're well positioned to continue to support the business. But I'll tell you we will also continue to strategically invest and continue to realize optimization opportunities across our platform. There are -- continue to be opportunities as we look at more efficiencies through automation, and we're going to continue to look at that and invest strategically and manage that in a very disciplined fashion lined up against our expected and anticipated returns. ───────────────────────────────────────────────────────────────────────────────────── Operator (Operator Instructions) From Sidoti, we have Steve O'Hara. THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 15

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call ───────────────────────────────────────────────────────────────────────────────────── Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Can you just talk about, based on the current business position, I think you'd said 65% of the revenue comes from RV now. Is that kind of the prospective number going forward? And maybe where do you want that to be longer term? ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Sure. Steve, this is Andy. As Todd alluded to, we don't have a target allocation that we're going to drive towards. We're going to continue to be opportunistic in driving the business. We've got acquisition candidates across all 4 of our market sectors that we're going to continue to look at and prioritize. And the strength of the acquisition pipeline continues to allow us to do that. As it relates to the balance, I think what you're seeing is a nice balance. We absolutely are very bullish about the RV space and excited about the opportunities that are there. So when you look at the 65-35, that's a -- we view that as a balanced portfolio, but that may flex or move, again, based on our opportunistic thoughts and the way that we're thinking about it. ───────────────────────────────────────────────────────────────────────────────────── Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Okay. And -- so I mean, you don't see any better opportunities in one area or another? Or do you see increasing competition for deals in Marine as that market maybe picks up a little bit? Or do you see maybe a little bit better opportunities in RV as maybe some of the growth just kind of coming off here a little bit on the wholesale side -- anything there? ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Again, I think we've got a very healthy acquisition pipeline today with, again, candidates across the spectrum. And we're going to stay disciplined regardless of competition in the space on deals. And we're going to continue to pursue and be able to prioritize. Multiples have remained pretty consistent. I think the long-term outlook as we look at things continues to be consistent. So we're going to continue to evaluate accordingly. But again, I don't think that there's -- we haven't changed anything related to our perspective on what we want to continue to do from an acquisition perspective. ───────────────────────────────────────────────────────────────────────────────────── Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Okay. And then maybe just on the leverage, I mean, can you tell me what's your comfort level there in terms of acquisitions and paying debt down? What's your comfort level on the high and low side in the medium and long term? ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Sure. This is Andy again. We're very comfortable with our leverage position today. It's very flexible. We're comfortable I'm going to tell you up to 2.5 to 2.7x in the short term. Keeping that in the 2 to 2.25x is really a sweet spot for us, and we feel like we're putting capital to work and generating the returns off of that. So that's kind of how we think about it today. ───────────────────────────────────────────────────────────────────────────────────── Operator THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 16

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call From CJS Securities, we have a follow-up from Daniel Moore. ───────────────────────────────────────────────────────────────────────────────────── Daniel Joseph Moore CJS Securities, Inc. - Director of Research I think sometimes you're -- what gets lost is your free cash flow generating ability in all the talk around what's going on, obviously, with the RV cycle. You've raised your guidance effectively to $175 million OCF for the year. I think previously, it was $150 million. How much of that was organic versus -- in terms of improved operations, versus driven by M&A, if it's possible to quantify? And a quick follow-up. ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, Dan. So we went from $150 million to $175 million. Probably half was organic related on improved efficiencies and really just leveraging working capital in the back half of the year. The other half was related to recent acquisitions. ───────────────────────────────────────────────────────────────────────────────────── Daniel Joseph Moore CJS Securities, Inc. - Director of Research And at those levels and given the CapEx guidance, you're looking at north of $6 a share in free cash flow. Is there anything in those numbers that's onetime or difficult to recur? ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer No. We do not foresee that. ───────────────────────────────────────────────────────────────────────────────────── Operator And from Wells Fargo Securities, we have a follow-up from Tim Conder. ───────────────────────────────────────────────────────────────────────────────────── Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Just a little bit of color, if you could help, from a modeling perspective. What would you anticipate the cadence here, maybe a little directional, year-over-year in the back half on the RV component of your business in particular, just given the adjustments that are going on? And it should, I would think, be sort of normalized out as we get to the end of calendar '18. But any color you could give us from a modeling perspective there would be helpful. ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, Tim. This is Josh. So we finished Q2 at 65%. For the back half of the year, we expect RV growth to be relatively flat or slightly down. Absent any future acquisitions, I would say it would be between 62% to 65% for RV revenues as a percentage of total. ───────────────────────────────────────────────────────────────────────────────────── Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Okay. For the year? Or just for the back half there, Josh? Maintaining it for the year or the back half? ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer The back half. For the back half. ───────────────────────────────────────────────────────────────────────────────────── Operator THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 17

JULY 26, 2018 / 2:00PM GMT, Q2 2018 Patrick Industries Inc Earnings Call And we have no further questions at this time. We will now turn it back to Julie Ann Kotowski for closing remarks. ───────────────────────────────────────────────────────────────────────────────────── Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Thanks, Brandon. We appreciate everyone for being on the call today and look forward to talking to you again at our Third Quarter 2018 Conference Call. A replay of today's call will be archived on Patrick's website, www.patrickind.com under Investor Relations. I will now turn the call back over to our operator. ───────────────────────────────────────────────────────────────────────────────────── Operator Thank you Ladies and Gentlemen. This concludes today's conference. Thank you for joining. You may now disconnect. ───────────────────────────────────────────────────────────────────────────────────── Editor Company Disclaimer This transcript contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, the imposition of restrictions and taxes on imports of raw materials and components used in our products, information technology performance and security, the availability of commercial credit, the availability of retail and wholesale financing for residential and manufactured homes, the availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, increases in interest rates and oil and gasoline prices, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and general economic, market and political conditions. In addition, national and regional economic conditions may affect the retail sale of recreational vehicles and residential and manufactured housing. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. ───────────────────────────────────────────────────────────────────────────────────── THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 18

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